October 21, 1996



Mr. John J. Shalam
126 Wheatley Road
Old Westbury, NY  11568

          Re:  Lease dated October 26, 1986
               Premises: 150 Marcus Boulevard,
                         Hauppauge, New York

Dear Mr. Shalam:

     This will confirm our agreement to renew the above referenced lease for an additional one (1) year for the term
November 1, 1996 through October 31, 1997 at a base rental of $33,000 per month. All other terms and conditions of the lease will remain in full force and effect.


                              AUDIOVOX CORPORATION, Tenant



                              BY:s/Charles M. Stoehr
                                   Charles M. Stoehr
                                   Senior Vice President




Agreed and accepted:



s/John J. Shalam
John J. Shalam, Landlord